UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2017

ALTIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Firstfield Road, Suite 200 Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (240) 654-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2017, the compensation committee (the “Compensation Committee”) of the board of directors of Altimmune, Inc. (the “Company”) granted options to purchase shares of the Company’s common stock (“Common Stock”) to certain of the Company’s executive officers, including an option to each of William Enright, the Company’s President and Chief Executive Officer, and Elizabeth Czerepak, the Company’s Chief Financial Officer and Executive Vice President of Corporate Development, to purchase 125,000 shares of Common Stock, respectively, at an exercise price of $2.48 per share (which is equal to the closing price of the Common Stock on Nasdaq on September 22, 2017).

The options granted to Ms. Czerepak consist of (i) a grant of an option that may be immediately exercised to purchase up to 62,500 shares of Common Stock, and (ii) the grant of an option to purchase up to 62,500 shares of Common Stock subject to certain time and performance based vesting conditions. The option granted to Ms. Czerepak subject to vesting conditions, and the option granted to Mr. Enright, become exercisable, if at all, on March 31, 2019, in three equal one-third increments if the daily closing price of the Common Stock on Nasdaq for 10 consecutive trading days between September 22, 2017 and December 31, 2018 is at or above $3.75, $5.00 and $6.50, respectively, subject to Ms. Czerepak or Mr. Enright, as applicable, remaining employed by the Company through March 31, 2019. The vesting of such options is accelerated in the event of a termination without cause by the Company or for good reason by the executive, or in the event of a change in control of the Company, in each case subject to meeting the specified stock price targets prior to termination.

The description of the options granted to Ms. Czerepak and Mr. Enright included in this Current Report on Form 8-K is qualified in its entirety by the Incentive Stock Option Award Agreements filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

Exhibit Number	Description

10.1	Incentive Stock Option Agreement under the Altimmune, Inc. 2017 Omnibus Incentive Plan, dated as of September 22, 2017, by and between Altimmune, Inc. and William Enright

10.2	Incentive Stock Option Agreement under the Altimmune, Inc. 2017 Omnibus Incentive Plan, dated as of September 22, 2017, by and between Altimmune, Inc. and Elizabeth Czerepak

10.3	Incentive Stock Option Agreement under the Altimmune, Inc. 2017 Omnibus Incentive Plan, dated as of September 22, 2017, by and between Altimmune, Inc. and Elizabeth Czerepak

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIMMUNE, INC.

By:	/s/ William Enright
	Name:	William Enright
	Title:	President and Chief Executive Officer

Dated September 28, 2017